SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 25, 2004

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included in Item 2.01 below and incorporated herein by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets

On October 29, 2004, Security Capital Corporation (“Security Capital”) announced that on October 25, 2004 its wholly owned subsidiary, Pumpkin Ltd. (“Pumpkin”), entered into a definitive agreement and consummated the sale of substantially all of the assets of Pumpkin to Rauch Industries, Inc. (“Rauch”) for $7.0 million, subject to a working capital adjustment.  The terms of the asset purchase agreement relating to the transaction were established through arm’s-length negotiation between Pumpkin and Rauch.

At the closing of the transaction, Pumpkin received sales proceeds of $7.0 million plus $1.048 million, which represented one-half of the estimated working capital adjustment payment, repaid its outstanding revolving line of credit of $4.464 million and paid transaction costs of $0.437 million, resulting in net proceeds of $3.148 million.  Pumpkin also retained $1.591 million of cash on hand at the time of the closing.

Security Capital has been accounting for Pumpkin as a discontinued operation since December 31, 2003 when it decided to engage an investment banking firm to actively market the Pumpkin business.

A copy of the October 29, 2004 press release announcing the entry into a definitive agreement with respect to, and consummation of, the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the asset sale of Pumpkin is qualified in its entirety by reference to the full text of that certain Asset Purchase Agreement dated as of October 25, 2004 between Pumpkin Ltd. and Rauch Industries, Inc., a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(b)           Pro Forma Financial Information.

As previously stated, Security Capital has been accounting for Pumpkin as a discontinued operation since December 31, 2003.  Accordingly, Security Capital is not providing separate pro forma financial statements at June 30, 2004 and for the year ended December 31, 2003 and the six months ended June 30, 2004 with this Form 8-K filing as it believes that the applicable financial statements previously filed adequately depict Security Capital’s financial position and results of operations assuming the sale of Pumpkin occurred at the beginning of the applicable periods.

The assets and liabilities of Pumpkin were reported separately on the June 30, 2004 balance sheet, and the results of operations for Pumpkin for the six months ended June 30, 2004 were reported separately as a net loss from discontinued operations.  For the year ended December 31, 2003, the reported net loss from discontinued operations was $1.969 million, or $0.31 per basic and diluted share.  In addition to Pumpkin results, this amount included the results of Possible Dreams Ltd., which filed for bankruptcy and was deconsolidated during the fourth quarter of 2003.  The reported net loss from discontinued operations of $1.969 million included income from Pumpkin of $1.143 million or $0.18 and $0.17 per basic and diluted share, respectively.  Accordingly, excluding Pumpkin, pro forma net loss from discontinued operations would have been $3.112 million or $0.48 per basic and diluted share and pro forma net income would have been $2.240 million or $0.35 and $0.34 per basic and diluted share, respectively.

(c)           Exhibits.

99.1                         Press Release of Security Capital Corporation, dated October 29, 2004.

99.2                         Asset Purchase Agreement dated as of October 25, 2004 between Pumpkin Ltd, and Rauch Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2004

SECURITY CAPITAL CORPORATION

By:	/s/	BRIAN D. FITZGERALD
	Name:	Brian D. Fitzgerald
	Title:	Chairman of the Board,
President and Chief
Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated October 29, 2004.

99.2	Asset Purchase Agreement dated as of October 25, 2004 between Pumpkin Ltd. and Rauch Industries, Inc.